     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1996
                                                     REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            WMX TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              36-2660763
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)
                             3003 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60521
                              PHONE: 708-572-8800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

     HERBERT A. GETZ, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            WMX TECHNOLOGIES, INC.
                             3003 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60521
                                 708-572-8800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   COPY TO:
                             MAYER, BROWN & PLATT
                           190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                             ATTN: DAVID SCHUETTE
                                 312-782-0600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                           PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED        REGISTERED(1)   PER UNIT(2)    PRICE(1)(2)        FEE
- ------------------------------------------------------------------------------------
Debt Securities........  $1,000,000,000      100%      $1,000,000,000 $344,827.58(3)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) In U.S. dollars or the equivalent thereof in other currencies or composite securities, and, if any Debt Securities are to be issued at an original issue discount, such greater amount as shall result in an aggregate offering price of $1,000,000,000.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 429 the combined Prospectus and Prospectus Supplement included in this Registration Statement cover $200,000,000 of Debt
    Securities from a previous registration statement (No. 33-60109), as to which a registration fee of $68,965.52 was paid, in addition to the securities registered hereby.

  Pursuant to Rule 429 under the Securities Act of 1933, the combined Prospectus and Prospectus Supplement included in this Registration Statement also relate to the previously filed registration statement on Form S-3 of the registrant, Registration No. 33-60109.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  This Registration Statement contains a Prospectus relating to $1,200,000,000 aggregate principal amount of debt securities of WMX Technologies, Inc. (the "Company") and a Prospectus Supplement relating to the offering of such debt securities as Medium-Term Notes, Series D, due from Nine Months to 60 years from Date of Issue ("Medium-Term Notes") of the Company. The Medium-Term Notes of the Company may be offered by the Company from time to time after the effectiveness of this Registration Statement, subject to market conditions. Debt securities covered by the Registration Statement other than Medium-Term Notes may also be offered from time to time. Upon the public offering or sale of such other debt securities registered under this Registration Statement, a Prospectus Supplement describing the particular terms of such debt securities and such offer or sale will be filed in accordance with the rules of the Securities and Exchange Commission incorporating the Prospectus which is filed herewith.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 26, 1996

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY   , 1996)
                                      LOGO

                             WMX TECHNOLOGIES, INC.

                              U.S. $1,200,000,000
                          MEDIUM-TERM NOTES, SERIES D
              DUE FROM NINE MONTHS TO 60 YEARS FROM DATE OF ISSUE

                                  -----------

  WMX Technologies, Inc. (the "Company") may from time to time offer its unsecured debt securities ("Debt Securities") consisting of Medium-Term Notes, Series D (the "Notes"). The aggregate principal amount of Notes to be offered will not exceed an aggregate amount sufficient to result in net proceeds to the Company of U.S. $1,200,000,000 or the equivalent thereof in other currencies or composite currencies, subject to reduction as the result of the sale of other Debt Securities. The Notes will be offered at varying maturities from nine months to 60 years from their dates of issue, may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity, and may be denominated in U.S. dollars or in other currencies, European Currency Units ("ECUs") or other composite currencies (the "Specified Currency"), all as set forth in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement. See "Important Currency Information" and "Certain Currency Risks." Each Note will bear interest at either a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or a floating rate (a "Floating Rate Note") determined by reference to one or more of the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or other rate index, as set forth in the applicable Pricing Supplement. A Note may be issued as an indexed note (an "Indexed Note"), the principal amount of which, payable at maturity, is determined by the relationship between the currency in which such Note is denominated and another currency or composite currency. See "Description of Notes--Indexed Notes."

  Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes, other than in the case of Zero-Coupon Notes, is payable each February 15 and August 15 and at maturity. Interest on Floating Rate Notes is payable on the dates determined at the time of issuance and set forth in the applicable Pricing Supplement. The Notes will be issued only in denominations of U.S. $1,000 or any amount which is an integral multiple of U.S. $1,000 or in the case of Notes denominated in a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement.

  Unless the applicable Pricing Supplement specifies that a Note initially will be issued as a certificate in definitive registered form ("Certificated Notes"), each Note initially will be represented by a global certificate (a "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary"). A beneficial interest in a Book-Entry Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. See "Description of Debt Securities--Book-Entry, Delivery and Form" in the accompanying Prospectus.

  The Specified Currency, any applicable interest rate or formula, the issue price, the maturity, any interest payment dates, any redemption and repayment provisions, whether a Note will be a Book-Entry Note or a Certificated Note, whether a Note is an Indexed Note and any other terms applicable to each Note will be established at the date of issue of such Note and set forth in the applicable Pricing Supplement.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT
       OR  THE  PROSPECTUS. ANY  REPRESENTATION  TO  THE CONTRARY  IS  A
         CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              PRICE TO
                             PUBLIC(1)        AGENTS' COMMISSION(2)    PROCEEDS TO COMPANY(2)(3)
- ------------------------------------------------------------------------------------------------
Per Note...............          100%            .125% to .750%            99.250% to 99.875%
- ------------------------------------------------------------------------------------------------
                                                U.S.$1,500,000 to        U.S.$1,191,000,000 to
Total(4)...............   U.S.$1,200,000,000       $9,000,000                $1,198,500,000

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) The Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Donaldson, Lufkin & Jenrette Securities Corporation, each as agent (collectively the "Agents"), which may be in the form of a discount, ranging from .125% to .750%, depending on the maturity of the Note, of the principal amount of any Note sold through such Agent (provided, that the commission payable with respect to Notes with maturities greater than 30 years will be negotiated at the time of issuance of such Notes). The Company may also sell Notes to an Agent as principal at or above par or at a discount to be agreed upon at the time of sale or resale to investors at varying prices related to prevailing market prices at the time of resale, as determined by such Agent.
(3) Before deducting expenses payable by the Company estimated to be $821,328, including reimbursement of certain of the Agents' expenses.
(4) Or the equivalent thereof in other currencies or composite currencies.

                                  -----------

  The Notes are being offered on a continuous basis by the Company through the Agents, each of whom has agreed to use its best efforts to solicit offers to purchase the Notes. The Notes may be sold at or above par or at a discount to any Agent as principal for resale to investors at varying prices related to prevailing market prices at the time of resale as determined by such Agent. The Notes may also be sold at or above par or at a discount through any Agent to investors and to other purchasers. The Company may also sell Notes directly to investors on its behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent who solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."

MERRILL LYNCH & CO.                                 DONALDSON, LUFKIN & JENRETTE
                                      SECURITIES CORPORATION

            The date of this Prospectus Supplement is July   , 1996.

  IN CONNECTION WITH THIS OFFERING, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                                USE OF PROCEEDS

  Net proceeds to the Company from the sale of the Notes will be used to retire outstanding indebtedness of the Company arising from the Company's issuance of commercial paper or other debt bearing interest rates and maturing as specified in the applicable Pricing Supplement, to fund future acquisitions, to repurchase shares of the Company and its publicly-traded subsidiaries and for general corporate purposes. Pending any such application, the proceeds may be invested in short-term securities.

                         IMPORTANT CURRENCY INFORMATION

  Purchasers are required to pay for Notes in the Specified Currency applicable thereto. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks generally do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase may arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

                              DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Offered Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes constitute a single series of Debt Securities (as defined in the accompanying Prospectus) to be issued under the Indenture dated as of June 1, 1993, between the Company and The Fuji Bank and Trust Company, as trustee (the "Trustee"). The Notes will be offered on a continuing basis and will mature from nine months to 60 years from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity as set forth under "Redemption and Repayment." The Notes are limited to an aggregate amount sufficient to result in net proceeds to the Company of up to U.S. $1,200,000,000 or the equivalent thereof in other currencies or composite currencies, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of Notes denominated in currencies other than U.S. dollars will be determined by the Exchange Rate Agent (as defined below) on the basis of the noon buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), for such currencies on the applicable issue dates.

  The Notes will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  Unless the applicable Pricing Supplement states to the contrary, the Indenture provisions described under "Description of Debt Securities-- Redemption at the Option of the Holders in Certain Circumstances" in the accompanying Prospectus will not be applicable to the Notes. Other than such provisions, the Indenture does not contain any covenants or other provisions which might afford holders of Notes protection in the event of a highly leveraged transaction, change in credit rating of the Notes or other similar occurrence.

  Each Note will be denominated in U.S. dollars or in other currencies, European Currency Units ("ECUs") or such other composite currencies (the "Specified Currency") as is specified in the applicable Pricing Supplement. Each Note will bear interest at either (i) a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at an Issue Price (as defined below) representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or (ii) a floating rate (a "Floating Rate Note") determined by reference to the interest rate basis or combination of interest rate bases (the "Base Rate") specified in the applicable Pricing Supplement which may be adjusted by a Spread or Spread Multiplier (each as defined below).

  The Notes may be issued as Indexed Notes the principal amount of which, payable at maturity, will be determined by the relationship between the currency in which such Note is denominated and another currency or composite currency set forth in the applicable Pricing Supplement. See "Indexed Notes."

  Each Note offered hereby will be issued initially as either a beneficial interest in a global note (a "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary") or a Note issued as a certificate in definitive registered form (a "Certificated Note"). One or more global notes (each a "Global Security") will represent all Book-Entry Notes issued on the same day and having the same terms, including, but not limited to, the same Specified Currency, interest payment dates, rates of interest (if any), maturity and repayment and redemption provisions (if any). Ownership of beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to interests of participants) and its participants (with respect to interests of persons other than participants). Payments of principal and interest on beneficial interests in Book-Entry Notes will be made through the Trustee to the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except as set forth under "Description of Debt Securities--Book-Entry, Delivery and Form" in the accompanying Prospectus, will not otherwise be issuable in definitive form. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in a Specified Currency other than U.S. dollars will not be issued as Book-Entry Notes. See "Description of Debt Securities--Book-Entry, Delivery and Form" in the accompanying Prospectus.

  The authorized denominations of the Notes denominated in U.S. dollars will be U.S. $1,000 or any amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

  "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, New York, (ii) if the Note is denominated in a Specified Currency other than U.S. dollars (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in the financial center of the country issuing the Specified Currency (which in the case of ECUs shall be Brussels, Belgium) and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and (iii) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  "Original Issue Discount Note" means (i) a Note, including any Zero-Coupon Note, that has a stated redemption price at maturity that exceeds its Issue Price by at least .25% of its stated redemption price at maturity multiplied by the number of full years from the Original Issue Date to the Stated Maturity Date (each as defined below) for such Note and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

  The Pricing Supplement relating to each Note will describe the following terms: (i) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (ii) the price (which may be expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Stated Maturity Date") and whether the Stated Maturity Date may be extended by the Company and, if so, the Final Maturity Date (as defined below); (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the interest payment dates if different from those set forth below under "Fixed Rate Notes" and whether such rate may be changed by the Company prior to the Stated Maturity Date; (vii) if such note is a Floating Rate Note, the Base Rate, the Interest Payment Period, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the interest payment dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread or Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether such Spread or Spread Multiplier may be changed by the Company prior to the Stated Maturity Date; (viii) whether such Note is an Original Issue Discount Note and if so, the yield to maturity; (ix) whether such Note is an Indexed Note and, if so, the Face Amount, the Denominated Currency, the Indexed Currency, the Base Exchange Rate, the Determination Agent and the Reference Dealers (all as defined herein) relating to such Indexed Note; (x) whether such Note may be repaid at the option of the holder or redeemed at the option of the Company prior to the Stated Maturity Date and if so, the provisions relating to such repayment or redemption; (xi) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and
(xii) any other terms of such Note not inconsistent with the provisions of the Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

  The principal of and any premium and interest on each Note will be denominated in the Specified Currency indicated in the Pricing Supplement for such Note. If the Specified Currency for a Note is other than U.S. dollars, the Company will, unless otherwise specified in the applicable Pricing Supplement, appoint an agent (initially The Fuji Bank and Trust Company) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. Notwithstanding the foregoing, the holder of a Note having a Specified Currency other than U.S. dollars may (if the Note and the applicable Pricing Supplement so indicate) elect to receive all such payments in the Specified Currency by delivery of a written request to the Paying Agent (as defined below) at Two World Trade Center, 81st Floor, New York, New York 10048,
Attention: Trust Administrative Department, which must be received by the Paying Agent on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Record Date or at least 15 calendar days prior to maturity, as the case may be. Any such election or change thereof shall be deemed to be made for all Notes denominated in such Specified Currency which are registered in the name of such holder, unless such holder specifies in such written request the particular Notes (by the Note number of each such Note) with regard to which such election or change thereof shall not apply. However, such election may not be effective under certain circumstances as described below under "Currency Risks--Payment Currency." In the absence of manifest error, all determinations by the Exchange Rate Agent shall be final and binding on the Company and all holders of Notes. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York, New York or Chicago, Illinois capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed the Trustee as the Paying Agent. The Company will notify the holders of the Notes, in accordance with the Indenture, of any change in the Paying Agent or its address.

  In the case of a Note denominated in a Specified Currency other than U.S. dollars, unless the holder has elected otherwise, payment in respect of such Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, New York or Chicago, Illinois selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all holders of

Notes denominated in such Specified Currency electing to receive payment in U.S. dollars on such payment date. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described below under "Certain Currency Risks--Payment Currency." All currency exchange costs will be borne by the holders of such Notes by deductions from such payments.

  Unless otherwise specified in the applicable Pricing Supplement, payments in U.S. dollars of interest on Certificated Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing on the security register on the applicable record date. Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date (as defined below). Simultaneously with the election by any holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Paying Agent, as provided above), such holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee in the Specified Currency. Beneficial owners of interests in Book-Entry Notes will be paid in accordance with the Depositary's and the participant's procedures in effect from time to time as described under "Description of Debt Securities--Book-Entry, Delivery and Form" in the accompanying Prospectus. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at maturity or upon earlier redemption or repayment in respect of a Certificated Note will be paid in immediately available funds upon surrender of such Note accompanied by wire transfer instructions at the office of the Paying Agent.

  Any payment otherwise required to be made in respect of a Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

  Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the Prospectus under "Description of Debt Securities--Events of Default; Notice and Waiver" or in the event of the redemption or repayment thereof prior to its Stated Maturity Date, the amount of principal due and payable with respect to such Note shall be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, as the case may be, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

  The "Record Date" with respect to any Interest Payment Date shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a
Note is registered at the close of business on the Record Date immediately preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered holder on such next succeeding Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

  All percentages resulting from any calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all currency or currency unit amounts used in or resulting from such calculation on the Notes will be rounded to the nearest one hundredth of a unit, with five one-thousandths of a unit being rounded upward.

  The interest rate on the Notes will in no event be higher than the maximum rate permitted by Illinois law as the same may be modified by United States law of general application. Under present Illinois law, no maximum rate of interest would apply to the Notes.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or payment thereof is duly provided for, except as described below under "Subsequent Interest Periods" and "Extension of Maturity." Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually on each February 15 and August 15 of each year (each such date and any other payment date specified in the applicable Pricing Supplement being referred to herein as an "Interest Payment Date") and at maturity or upon earlier redemption or repayment. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest from its Original Issue Date at rates determined by reference to the Base Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any (each as specified in the applicable Pricing Supplement), until the principal thereof is paid or payment thereof is duly provided for. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. Any Floating Rate Note may also have either or both of the following; (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period (the "Maximum Interest Rate") and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period (the "Minimum Interest Rate"). The applicable Pricing Supplement will designate one of the following Base Rates (all as defined below) as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"),
(e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note"), or (g) such other Base Rate as is specified in the applicable Pricing Supplement.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business

Day, except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If a Treasury bill (as defined below) auction falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be postponed to the next day that is a Business Day.

  Except as provided below or in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable, (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified on the face thereof and in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified on the face thereof and in the applicable Pricing Supplement (each such day being on "Interest Payment Date") and, in each case, at maturity. If any Interest Payment Date, other than maturity, for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the maturity for any Floating Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delayed payment.

  Interest payments on each Interest Payment Date for Floating Rate Notes (except in the case of Floating Rate Notes that reset daily or weekly) will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. In the case of Floating Rate Notes that reset daily or weekly, interest payments will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including, the Record Date immediately preceding the applicable Interest Payment Date, and at maturity the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Stated Maturity Date.

  Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread or Spread Multiplier referred to above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement will be the "Initial Interest Rate" specified in the applicable Pricing Supplement.

  The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes or Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of such Note are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

  The "Calculation Date," where applicable, pertaining to an Interest Determination Date is the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Unless otherwise specified in the applicable Pricing Supplement, The Fuji Bank and Trust Company shall be the calculation agent (the "Calculation Agent") with respect to Floating Rate Notes. Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

 CD Rate Notes

  Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the specified maturity (an "Index Maturity") designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)." If such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate with respect to such Interest Determination Date will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication of Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate with respect to such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by such Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in the denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting as set forth above, the CD Rate with respect to such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

 Commercial Paper Rate Notes

  Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "Commercial Paper." If such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate with respect to such Interest Determination Date shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Markey Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York, New York selected by the Calculation Agent (after consultation with the Company) as of 11:00 A.M., New York City time, on the Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose senior debt rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Commercial Paper Rate with respect to such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                        D X 360
                                      ------------
                    Money Market Yield =            X 100
                                       360 - (D X
                                           M)

where "D" refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

 Federal Funds Rate Notes

  Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate with respect to such Interest Determination Date will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by each of three leading dealers of Federal Funds transactions in New York City selected by the Calculation Agent (after consultation with the Company) as of 11:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate with respect to such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

 LIBOR Notes

  Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to any Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Banking Day immediately following the Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement, the rate for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M. London time on that Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to any Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency (as defined below) for the period of the Index Maturity designated in the Note and the applicable Pricing Supplement commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading banks, having the Index Maturity designated in the Note and the applicable Pricing Supplement in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

  "Designated LIBOR Currency" means, as with respect to any LIBOR Note, the currency (including a composite currency), if any, designated in the Note and the applicable Pricing Supplement as the Designated LIBOR Currency. If no such currency is designated in the Note and the applicable Pricing Supplement, the Designated LIBOR Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is designated in the Note and the applicable Pricing Supplement), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Telerate" is designated in the Note and the applicable Pricing Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and applicable Pricing Supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

  "Principal Financial Center" means, with respect to any LIBOR Note, unless otherwise specified in the Note and the applicable Pricing Supplement, the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such Note, except that with respect to U.S. dollars and ECUs the Principal Financial Center shall be The City of New York and Brussels, respectively.

  If LIBOR with respect to any LIBOR Note is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Pricing Supplement will set forth the method for determining such rate.

 Prime Rate Notes

  Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to an Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) and such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Interest Determination Date, the Prime Rate with respect to such Interest Determination Date will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by major money center banks in New York City selected by the Calculation Agent (after consultation with the Company). If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate with respect to such Interest Determination Date will be determined by the Calculation Agent on the basis of the rates furnished in New York City on such Interest Determination Date by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company) to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as set forth above, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other pages that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

 Treasury Rate Notes

  Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if
any) specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

INDEXED NOTES

 General

  The Company may from time to time offer Notes ("Indexed Notes") the principal amount of which payable at the Stated Maturity Date is determined by the rate of exchange between the currency or composite currency in which such Notes are denominated (the "Denominated Currency") and the other currency or composite currency (the "Indexed Currency") specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, holders of Indexed Notes will be entitled to receive a principal amount of such Indexed Notes exceeding the amount designated as the face amount of such Indexed Notes in the applicable Pricing Supplement (the "Face Amount") if, at the Stated Maturity Date, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the applicable Pricing Supplement (the "Base Exchange Rate"), and will be entitled to receive a principal amount of such Indexed Notes less than the Face Amount of such Indexed Notes, if, at the Stated Maturity Date, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "Payment of Principal and Interest." Information as to the relative value of the applicable Denominated Currency against the applicable Indexed Currency, any currency and/or exchange controls applicable to such Denominated Currency or Indexed Currency, and the tax consequences to holders will be set forth in the applicable Pricing Supplement. An investment in Indexed Notes entails significant risks that are not associated with a similar investment in a security the principal amount of which payable at maturity is not determined by the rate of exchange between two currencies or composite currencies. See "Certain Currency Risks."

  Unless otherwise specified in the applicable Pricing Supplement, the term "Exchange Rate Day" shall mean any day which is a Business Day in The City of New York, New York and, (a) if the Denominated Currency or Indexed Currency is the Canadian Dollar, in Toronto, Canada, (b) if the Denominated Currency or Indexed Currency is the Australian Dollar, in Melbourne, Australia, (c) if the Denominated Currency or the Indexed Currency is the ECU, in Brussels, Belgium, and/or (d) if the Denominated Currency or the Indexed Currency is any other currency or currency unit (other than the U.S. Dollar), in the principal financial center of the country of such Denominated Currency or Indexed Currency.

 Payment of Principal and Interest

  Unless otherwise specified in the applicable Pricing Supplement, interest will be payable by the Company in the Denominated Currency based on the Face Amount of the Indexed Notes and at the rate and times and in the manner set forth herein and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, principal of an Indexed Note will be payable by the Company in the Denominated Currency at the Stated Maturity Date in an amount equal to the Face Amount of the Indexed Note, plus or minus an amount determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to the Stated Maturity Date of such Indexed Note by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York, New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Indexed Note multiplied by the Base Exchange Rate, with the Denominated Currency for settlement at the Stated Maturity Date (such rate of exchange, as so determined, expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. The principal amount of the Indexed Notes determined by the Determination Agent to be payable at the Stated Maturity Date will be payable to the holders thereof in the manner set forth herein and in the applicable Pricing Supplement. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York, New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of Indexed Notes payable at the Stated Maturity Rate thereof shall be final and binding on the Company and the holders of such Indexed Notes.

  Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulae and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Indexed Note, then the principal amount of such Indexed Note payable at the Stated Maturity Date would be equal to the Face Amount of such Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Denominated Currency has appreciated against the Indexed Currency during the term of the Indexed Note), then the principal amount so payable would be greater than the Face Amount of such Indexed Note up to an amount equal to twice the Face Amount of such Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Denominated Currency has depreciated against the Indexed Currency during the term of the Indexed Note) but is greater than one half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount of such Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Indexed Note would be payable at the Stated Maturity Date.

  Unless otherwise specified in the applicable Pricing Supplement, the formulae to be used by the Determination Agent to determine the principal amount of an Indexed Note payable at the Stated Maturity Date will be as follows:

  If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of an Indexed Note payable at the Stated Maturity Date shall equal:

                                Spot Rate - Base Exchange Rate
  Face Amount + ( Face Amount X ------------------------------ )
                                          Spot Rate

  If the Base Exchange Rate exceeds the Spot Rate, the principal amount of an Indexed Note payable at the Stated Maturity Date (which shall, in no event, be less than zero) shall equal:

                                Base Exchange Rate - Spot Rate
  Face Amount - ( Face Amount X ------------------------------ )
                                          Spot Rate

  If the formulae set forth above are applicable to an Indexed Note, the maximum principal amount payable at the Stated Maturity Date in respect of such Indexed Note would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero.

  Unless otherwise specified in the applicable Pricing Supplement, in the event of any redemption or repayment of the Indexed Notes prior to the Stated Maturity Date, the term "Stated Maturity Date" used above would refer to the redemption or repayment date of such Indexed Notes.

SUBSEQUENT INTEREST PERIODS

  The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread or Spread Multiplier, in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Spread or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date").

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note,
(ii) such new interest rate or such new Spread or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of such Note (each such period being referred to herein as a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

  Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, whether or not tendered for repayment.

  If the Company elects to reset the interest rate or the Spread or Spread Multiplier of a Note, the holder of such Note will have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

EXTENSION OF MATURITY

  The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity Date of such Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement.

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). Not later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity Date of such Note, (ii) the new Stated Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period, or in the case of the Floating Rate Note, the Spread or Spread Multiplier, if any, applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, or the period or periods during which, and the price or prices at which, such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Stated Maturity Date of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment.

  If the Company elects to extend the Stated Maturity Date of a Note, the holder of such Note will have the option to elect repayment of such Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity date and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for payment until the close of business on the tenth day prior to the Original Stated Maturity Date.

REDEMPTION AND REPAYMENT

  The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to maturity or that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

  The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

  In order for a Note to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable, except as otherwise provided above under "Subsequent Interest Periods" and "Extension of Maturity". The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

  If a Note is represented by a Global Security, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of an interest in such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity Date shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of redemption or repayment, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

REPURCHASE

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

DEFEASANCE OF CERTAIN COVENANTS

  Unless the applicable Pricing Supplement otherwise specifies, the Company will have the option to omit to comply with the covenants described under the headings "Description of Debt Securities--Limitation on Security Interests," "--Limitation on Sale and Leaseback Transactions" and "--Limitation on Funded Debt of Restricted Subsidiaries" in the accompanying Prospectus. See "Description of Debt Securities--Defeasance of Certain Covenants" in the accompanying Prospectus.

                             CERTAIN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in a Note denominated in a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any composite currency) in which a purchaser conducts its primary business (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated and payable in the home currency. Similarly, an investment in an Indexed Note entails significant risks that are not associated with a similar investment in Notes which are not Indexed Notes. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the Specified Currency or the Indexed Currency and the possibility of the imposition or modification of foreign exchange controls with respect to the Specified Currency or the Indexed Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency in which a Note is denominated against the relevant home currency would result in a decrease in the effective yield of such Note below its coupon rate and in certain circumstances could result in a loss to the investor on a home currency basis. Similarly, depreciation of the Denominated Currency of an Indexed Note against the relevant Indexed Currency would result in the principal amount payable at the Stated Maturity Date being less than the Face Amount of such Indexed Note which, in turn, would decrease the effective yield of such Note below its stated interest rate and could also result in a loss to the investor. See "Description of Notes--Indexed Notes."

  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments with respect to a Note. At present, the Company has identified the following currencies and currency units in which payments on Notes may be made: Australian dollars, British pounds sterling, Canadian dollars, Danish kroner, German deutsche marks, Italian lire, Japanese yen, New Zealand dollars, Swiss francs, United States dollars and ECUs. There can be no assurances that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that on a payment date with respect to any particular Note, the Specified Currency for such Note would not be available to the Company to make payments then due. In that event, the Company will make such payments in the manner set forth below under "Payment Currency."

  THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO AND THE PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED OR INDEXED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN A PROSPECTIVE PURCHASER'S HOME CURRENCY, OR OF AN INVESTMENT IN INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED, OR INDEXED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN THE PARTICULAR HOME CURRENCY OR OF AN INVESTMENT IN INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  Unless otherwise provided in the applicable Pricing Supplement, Notes denominated in foreign currencies other than ECUs will not be sold in, or to residents of, the country of the Specified Currency in which particular Notes are denominated.

  The Pricing Supplement relating to each Note denominated in a Specified Currency other than U.S. dollars or any Indexed Note will contain information concerning historical exchange rates for such Specified Currency against U.S. dollars, Denominated Currency and/or Indexed Currency, as the case may be, a description of such currency or currencies and any exchange controls affecting such currency or currencies.

PAYMENT CURRENCY

  Except as set forth below, if payment on a Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to such Note such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the Market Exchange Rate as of the second Business Day prior to such payment date or, if no Market Exchange Rate is available as of such date, as of the most recently available Market Exchange Rate for such currency, or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances will not constitute an Event of Default under the Indenture.

  If payment on a Note is required to be made in ECUs and on a payment date with respect to such Note ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECUs shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECUs for this purpose (the "Components") shall be the currency amounts that were components of the ECUs as of the last date on which ECUs were used in the European Monetary System. The equivalent of ECUs in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate as of the second Business Day prior to such payment date or, if no Market Exchange Rate is available as of such date, as of the most recently available Market Exchange Rate for the Components, or as otherwise indicated in the applicable Pricing Supplement.

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Company, and the Exchange Rate Agent shall have no liability therefor.

FOREIGN CURRENCY JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of Illinois. Judgments for money damages by courts in the United States, including a money judgment based on an obligations expressed in a foreign currency, have ordinarily been rendered only in U.S. dollars. Certain Illinois decisions have permitted the conversion of an amount of money damages denominated in a foreign currency into a judgment in U.S. dollars at the rate of exchange prevailing either on the date the cause of action arose or the date the judgment was entered. However, under Illinois law, a judgment of an Illinois court on a claim under an obligation expressed in a currency other than U.S. dollars must be stated in the currency of the claim. Unless otherwise provided in the obligation, such a judgment is payable in the currency of the judgment, or, at the option of the debtor, in U.S. dollars based upon the spot rate of exchange on the banking day next preceding the date on which the judgment is satisfied.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

  The following summary of certain United States federal income tax consequences of the ownership of a Note is based upon the advice of Bell, Boyd & Lloyd, tax counsel to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), temporary and final regulations (the "Regulations"), rulings and decisions in effect on the date of this Prospectus Supplement and proposed regulations under the Code, all of which are subject to change. It deals only with Notes held as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies or dealers in securities or currencies, persons that will hold Notes as a position in a "straddle" or as part of a hedging transaction for tax purposes, or persons that have a "functional currency" other than U.S. dollars. It does not deal with holders of the Notes other than original purchasers. Additional United States federal income tax considerations applicable to particular Notes may be set forth in the applicable Pricing Supplement.

  Potential investors should consult their own tax advisors in determining the tax considerations that may be relevant in connection with holding, purchasing or disposing of the Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

UNITED STATES HOLDERS

  For purposes of the following discussion, "United States holder" means (i) an individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons"), or (ii) any other person or entity that otherwise is subject to United States federal income taxation on a net income basis in respect of a Note. The following discussion pertains only to United States holders. Certain federal income tax consequences of the ownership of Notes by persons other than United States holders ("non-United States Holders") are summarized below under "Non-United States Holders."

 Payments of Interest

  Payments of interest on a Note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). The treatment of interest payments on a Note denominated in a currency or currency unit other than the U.S. dollar (a "Foreign Currency Note") is described below under "Foreign Currency Notes."

 Purchase, Sale and Retirement of Notes

  A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount and reduced by any amortized premium and any payments other than interest made on such Note.

  Upon the sale, exchange or retirement of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the holder's tax basis in the Note. The treatment of the purchase, sale and retirement of a Foreign Currency Note is described below under "Foreign Currency Notes."

  Except as discussed below with respect to foreign currency gain or loss, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Note generally will be long-term capital gain or loss if the United States holder has held the Note for more than one year at the time of such disposition. Capital gains recognized to United States holders which are corporations will generally be taxed in the same manner as ordinary income. Long-term capital gains recognized to United States holders other than corporations will be subject to tax at a maximum rate of 28%. Capital losses in excess of capital gains may be deducted from ordinary income by United States holders other than corporations only in an amount not to exceed $3,000 in any taxable year; capital losses are deductible by United States holders which are corporations only to the extent of capital gains.

 Original Issue Discount

  United States holders of Original Issue Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code, the Regulations and certain proposed regulations thereunder. United States holders of such Notes should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income. Additional rules applicable to Original Issue Date Discount Notes that also are Foreign Currency Notes are set forth below under "Foreign Currency Notes."

  In general, each United States holder of an Original Issue Discount Note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on the Note for all days during the taxable year on which the United States holder owns the Note. The daily portions of original issue discount on an Original Issue Discount Note are determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of original issue discount on an Original Issue Discount Note allocable to each accrual period is determined by
(i) multiplying the "adjusted issue price" (as defined below) of the Note at the beginning of an accrual period by a fraction, the numerator of which is the applicable yield to maturity (determined by compounding at the end of each accrual period and properly adjusted for the length of the accrual period) of the Note and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount payable as interest during that accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period will be the sum of its issue price (including accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than interest payments made with respect to such Note in all prior accrual periods. As a result of this "constant yield" method of including original issue discount income, the amounts so includible in income by a United States holder in respect of an Original Issue Discount Note are lesser in the earlier years and greater in the later years than the amounts that would be includible on a straight-line basis (ignoring the effect of foreign currency exchange rate fluctuations in the case of a Foreign Currency Note).

  For purposes of determining the yield to maturity and the amount of original issue discount of an Original Issue Discount Note, all Notes issued to a holder as part of the same issue (i.e., Notes with the same credit and payment terms and sold at substantially the same time pursuant to a common plan of marketing) may be aggregated as a single Note.

  The Regulations also set forth certain rules regarding the treatment of a debt instrument that may be either purchased or retired by the issuer before its stated maturity date, or have its maturity date extended, at the option of the issuer or the holder of such debt instrument. Pursuant to these rules, the debt instrument will be presumed to be purchased or retired by the issuer or to have its maturity date extended, depending on the impact of such action on the yield to maturity of such debt instrument. These rules may affect the amount of original issue discount of an Original Issue Discount Note depending on the specific terms of such Note.

  In the case of a Floating Rate Note, if the rate of interest on such Note is based on current values of a single "qualified floating rate" and the Note is an Original Issue Discount Note, then the "yield to maturity," the "adjusted issue price" and the "amount payable as interest" will be determined for purposes of computing the original issue discount on such Note allocable to each accrual period as if the Note were to bear interest in all periods at a fixed rate equal to the level of the Base Rate (as adjusted by the applicable Spread or Spread Multiplier) on the Original Issue Date. Interest on such Note that is actually paid to the holder on an Interest Payment Date will be includible by the holder in income, as described above. If the rate of interest on such Note is not based on current values of an "objective rate" or "qualified floating rates," then such Note will be treated as a contingent payment debt instrument. In general, under regulations applicable to debt instruments issued after August 12, 1996, the amount of original issue discount will be determined pursuant to a projected payment schedule constructed by the issuer.

  In general, a holder of a Note who uses the cash method of tax accounting (e.g., an individual) is not required to accrue original issue discount with respect to an Original Issue Discount Note that matures one year or less from the date of its issuance (a "short-term Original Issue Discount Note") unless an election is made by such holder to do so. A United States holder who reports income for United States federal income tax purposes on the accrual method of tax accounting or who makes the election to accrue original issue discount with respect to such a Note is required to include original issue discount on such a Note on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant interest method based on daily compounding. In the case of a United States holder who is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, such a non-electing holder who is not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such a short-term Original Issue Discount
Note in an amount not exceeding the deferred interest income, until such deferred interest income is realized.

 Premium

  A United States holder of a Note who purchases the Note at a cost greater than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations issued by the United States Treasury Department may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. The treatment of premium on a Foreign Currency Note is described below under "Foreign Currency Notes."

 Foreign Currency Notes

  The following is a summary of certain United States federal income tax considerations that may be relevant to a United States holder of a Foreign Currency Note. Certain United States federal income tax considerations that may be relevant to a non-United States holder of a Foreign Currency Note are summarized under "Non-United States Holders" below.

  If a United States holder elects to receive payments of interest pursuant to the terms of a Foreign Currency Note in a currency or composite currency other than U.S. dollars ( a "foreign currency"), the amount of interest income realized by the United States holder will be the U.S. dollar value of the foreign currency payment (determined as of the time that such payment is accrued or is received, in accordance with the United States holder's method of tax accounting), regardless of whether the payment in fact is converted into U.S. dollars. A United States holder that is required to accrue interest income (pursuant to the original issue discount provisions, as described above, or because it uses an accrual method of accounting for tax purposes) will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment or an interest payment in U.S. dollars, the amount of which is determined by reference to the value of a foreign currency, if the exchange rate in effect on the date the payment is received differs from the average exchange rate applicable for the accrual period. An additional foreign currency gain or loss could result on the sale or other disposition of foreign currency received if the exchange rate on the date of sale or other disposition differs from the exchange rate on the date of receipt. A United States holder will have a tax basis in foreign currency equal to the U.S. dollar value of such foreign currency, determined at the time of receipt. Any foreign currency gain or loss recognized by a United States holder on the accrual of interest income or on a sale or other disposition of foreign currency (including its exchange for U.S. dollars) will be treated as ordinary income or loss, and will not be treated as interest income or expense.

  Treasury Regulations currently specify the exchange rates to be used to convert foreign currency denominated interest payments into U.S. dollars for United States federal income tax purposes. These exchange rates may not be the same exchange rates as those determined by the Exchange Rate Agent for converting interest payments on a Foreign Currency Note into U.S. dollars. Therefore, a holder of a Foreign Currency Note that receives interest payments in U.S. dollars may realize more or less interest income for United States federal income tax purposes than it receives in cash.

  The cost of a Foreign Currency Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Foreign Currency Note in respect of original issue discount and premium will be determined in the manner described generally above and more specifically below. A United States holder who purchases a Note with foreign currency will recognize foreign currency gain or loss attributable to the difference, if any, between his tax basis in the foreign currency and the fair market value of the Note in U.S. dollars on the date of purchase of such Note.

  If a United States holder elects to receive foreign currency in respect of the sale, exchange or retirement of a Foreign Currency Note, the amount realized generally will be the U.S. dollar value of the foreign currency received (on the date that payment is received or the Note is disposed of, in accordance with the United States holder's method of tax accounting). In addition, a holder will recognize foreign currency gain or loss on the principal of a Foreign Currency Note attributable to the movement in exchange rates between the time of purchase and the time of sale, exchange or retirement of the Note. Such foreign currency gain or loss cannot exceed the related non-exchange gain or loss. An additional foreign currency gain or loss could result on the sale or other disposition of the foreign currency received if the exchange rate on the date of sale or other disposition differs from the exchange rate on the date of receipt. A United States holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Any foreign currency gain or loss realized by a United States holder on the sale, exchange or retirement of a Foreign Currency Note or on a sale or other disposition of foreign currency (including its exchange for U.S. dollars) will be treated as ordinary income or loss and will not be treated as interest income or expense.

  A holder who receives U.S. dollar payments on the sale, exchange or retirement of a Foreign Currency Note may have a different amount realized for United States federal income tax purposes than the amount it receives in cash, because the relevant exchange rates required to be used for United States federal income tax purposes may not be the same as the exchange rates used by the Exchange Rate Agent to convert foreign currency payments into U.S. dollar payments.

  In the case of a Foreign Currency Note that is also an Original Issue Discount Note, a United States holder should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating the foreign currency amount so derived at the average exchange rate in effect during that accrual period. Because exchange rates may fluctuate, a United States holder of a Foreign Currency Note that is also an Original Issue Discount Note may recognize a different amount of original issue discount income in each accrual period than would the holder of a similar Original Issue Discount Note denominated in U.S. dollars. As noted above, such holder may recognize foreign currency gain or loss with respect to original issue discount on a Foreign Currency Note that is also an Original Issue Discount Note.

  A United States holder should calculate the amortizable premium on a Foreign Currency Note in the foreign currency in which the Note is denominated (or in which the payments are determined). Amortizable premium generally will reduce the United States holder's interest income measured in foreign currency. Foreign currency exchange gain or loss will be realized with respect to amortizable premium based on the difference between the spot exchange rate on the date the premium is paid to acquire the Note and the spot exchange rate on the date the premium is treated as being returned as part of the stated interest.

  The provisions governing the taxation of foreign currency transactions otherwise may affect the taxation of payments received by a United States holder of a Foreign Currency Note. Thus, for example, the source of foreign currency gains and losses is generally determined by reference to the residence of the taxpayer. Under the Proposed Regulations, exchange gain or loss with respect to debt instruments denominated in hyperinflationary currencies is determined by reference to the change in exchange rates between (i) the later of the first day of the taxable year or the date the instrument was entered into and (ii) the earlier of the last day of the taxable year or the date the instrument is disposed of or terminated. These regulations are proposed to be effective for transactions entered into on or after the date final regulations are published.

 Indexed Notes

  Because of the lack of existing authority, potential investors should consult their own tax advisors in determining the tax consequences of holding, purchasing or disposing of Indexed Notes, including the application of the United States federal income tax laws to their particular situations, as well as the application of state, local, foreign or other tax laws.

NON-UNITED STATES HOLDERS

  Under present United States federal income tax law, and subject to the discussion of backup withholding below, interest and principal payments, including premium, and original issue discount on an Original Issue Discount Note, made by the Company or any of its paying agents on a Note to any holder which is not a United States holder (a "foreign holder") will not be subject to United States withholding tax, provided that in the case of original issue discount or interest, (i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the holder is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the holder is not a bank receiving interest described in section 881 (c)(3)(A) of the Code, and (iv) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States person (as defined above) and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note on behalf of the beneficial owner certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

  If a foreign holder of a Note is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to

United States federal income tax on such interest and original issue discount in the same manner as if it were a United States holder. In lieu of the certificate described in the preceding paragraph, such a holder must provide the payor with a properly executed Internal Revenue Service Form 4224 to claim an exemption from United States federal withholding tax. However, such holder of a Note may still be required to provide the certification described in the preceding paragraph in order to obtain an exemption from "backup" withholding, discussed below. In addition, if such a holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest and original issue discount on a Note will be included in earnings and profits if the interest and original issue discount is effectively connected with the conduct of the United States trade or business of the holder.

  A foreign holder will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note if such gain is not effectively connected with the conduct of a United States trade or business and, in the case of a foreign holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the taxable year in which such gain is realized.

  A Note held by an individual who at the time of death is not a citizen or resident of the United States (including its territories, possessions and other areas subject to its jurisdiction, such as the Commonwealth of Puerto Rico) will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of the individual's death, payments with respect to the Note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The 31% "back-up" withholding and information reporting requirements apply to certain payments of principal (and premium, if any) and interest on an obligation, and to certain payments of proceeds of the sale or redemption of an obligation, to certain noncorporate United States persons. The Company, its agent, a broker, the Trustee or the Paying Agent, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, all corporations and persons who are not United States persons) are not subject to the backup withholding and reporting requirements.

  Under the Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Note with respect to which the holder has provided certification that it is not a United States person under penalties of perjury as set forth in clause (iv) in the first paragraph under "Non-United States Holders", or has otherwise established an exemption (provided that neither the Company nor such agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied).

  Under the Regulations, payments on the sale, exchange or retirement of a Note to or through a foreign office of a broker will be subject to information reporting if the broker is a United States person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income from all sources is effectively connected with the conduct of a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met , or the beneficial owner otherwise establishes an exemption. However, under the Regulations such payments will not be subject to backup withholding unless the payor has actual knowledge that the payee is a United States person. Payment of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a United States person or otherwise establishes an exemption from information reporting and backup withholding. Provisions relating to information reporting and backup withholding are the subject of proposed regulations which would modify the current rules in certain respects for payments made after December 31, 1997.

  Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

  The Notes are being offered on a continuous basis by the Company through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, which have agreed to use their best efforts to solicit purchases of the Notes, and may also be sold to any Agent for resale to investors at varying prices related to prevailing market prices at the time of resale to be determined by such Agent. The Company reserves the right to sell Notes directly on its own behalf, through an affiliated entity or through other agents on substantially similar terms. The Company will have the sole right to accept offers to purchase Notes. The Company or the Agents may reject any proposed purchase of Notes in whole or in part. The Company will pay each Agent a commission, which may be in the form of a discount, of .125% to .750%, depending upon maturity, of the principal amount of Notes sold through such Agent (provided that the commission payable with respect to Notes with maturities greater than 30 years will be negotiated at the time of issuance of such Notes), and may also sell Notes to any Agent, as principal, at or above par or at a discount to be agreed upon at the time of sale for resale to one or more investors at varying prices related to prevailing market prices at the time of resale, as determined by such Agent.

  No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Agent may make a market in the Notes, but no Agent is obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes.

  The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. The Company has also agreed to reimburse the Agents for certain expenses.

  The Agents engage in transactions with and perform various investment banking and other services for the Company.

                                 LEGAL OPINIONS

  The validity of the Notes offered hereby will be passed on for the Company by Herbert A. Getz, Esq., General Counsel of the Company, and for the Agents by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603. As of May 31, 1996, Mr. Getz, his wife and his children had an aggregate beneficial ownership of 45,887 shares of common stock of the Company and options to purchase 179,714 shares of common stock of the Company. Mr. Getz disclaims beneficial ownership of his wife's and children's shares.

  Attorneys who are members or employees of Bell, Boyd & Lloyd, tax counsel to the Company with respect to the offer and sale of Notes, had aggregate beneficial ownership as of May 31, 1996 of 3,820 shares of common stock of the Company.

PROSPECTUS

                                 $1,200,000,000

                                      LOGO

                             WMX TECHNOLOGIES, INC.

                                DEBT SECURITIES

                               ----------------

  WMX Technologies, Inc. (the "Company") intends from time to time to issue up to U.S. $1,200,000,000, or the equivalent thereof in other currencies or composite currencies, aggregate principal amount of its unsecured debt securities (the "Debt Securities"). The Debt Securities will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. For each issue of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") there is an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth the designation, designated currency, aggregate principal amount, rate or method of calculation of interest, if any, and dates for payment thereof, maturity, authorized denominations, initial price, any redemption or prepayment rights at the option of the Company or the holder and other special terms of the Offered Debt Securities, together with the terms of the offering of the Offered Debt Securities and the net proceeds to the Company from the sale thereof. In the event of the issuance of Debt Securities at original issue discount, the aggregate principal amount of Debt Securities offered hereby will be a higher amount, provided that the total price at which Debt Securities are sold to the public pursuant to this Prospectus will not exceed U.S. $1,200,000,000, or the equivalent thereof in other currencies or composite currencies. If any agents of the Company or any underwriters are involved in the sale of the Offered Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions and discounts are set forth in the Prospectus Supplement.

  The Debt Securities will be sold directly, through agents designated from time to time, or through underwriters or dealers.

  The Company may make application to list one or more series of Debt Securities on one or more national securities exchanges. Any such application to list the Offered Debt Securities is described in the Prospectus Supplement related thereto.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS  PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                  The date of this Prospectus is July   , 1996

                             AVAILABLE INFORMATION

  WMX Technologies, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes a part of two Registration Statements (the "Registration Statements") filed by the Company with the Commission under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statements, and reference is hereby made to the Registration Statements and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is hereby made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Report on Form 10-Q for the three month period ended March 31, 1996 and Current Reports on Form 8-K dated February 5 and June 10, 1996, heretofore filed by the Company with the Commission under the 1934 Act, are incorporated herein by reference.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby (except to the extent specified therein or in rules or regulations of the Commission) shall be deemed to be incorporated in this Prospectus by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the incorporated document. Requests for such copies should be directed to: WMX Technologies, Inc., 3003 Butterfield Road, Oak Brook, Illinois 60521,
Attention: Corporate and Public Affairs Department (telephone: 708/572-8800).

                             WMX TECHNOLOGIES, INC.

  WMX Technologies, Inc. (the "Company") is a leading international provider of environmental and related services.

  The Company provides integrated solid waste management services in North America through Waste Management, Inc., a wholly owned subsidiary of the Company (referred to herein, together with its subsidiaries and certain affiliated companies providing waste management and related services, as "Waste Management"). The Company's solid waste management services are provided to commercial, industrial, municipal and residential customers, as well as to other waste management companies and consist of solid waste collection, transfer, resource recovery and disposal services. As part of these services, the Company is engaged in providing, through its Recycle America(R), Recycle Canada(R) and other programs, paper, glass, plastic and metal recycling services to commercial and industrial operations and curbside collection of such materials from residences; in removing methane gas from sanitary landfill facilities for use in electricity generation; and in providing medical and infectious waste management services to hospitals and other health care and related facilities. In addition, through Waste Management the Company provides street sweeping and parking lot cleaning services and Port-O-Let(R) portable sanitation services to municipalities and commercial and special event customers. Since mid-1995, Waste Management also has managed the scaffolding and other on-site industrial services businesses owned by the Company's Rust International Inc. subsidiary.

  The Company also provides hazardous waste management services in North America. The Company's chemical waste treatment, storage, disposal and related services are provided through Waste Management and Chemical Waste Management, Inc., a wholly owned subsidiary of the Company (referred to herein, together with its subsidiaries, as "CWM"), and are provided to commercial and industrial customers, as well as to other waste management companies and to governmental entities. Through Advanced Environmental Technical Services, L.L.C., a 60%- owned subsidiary of the Company (referred to herein, together with its subsidiaries as "AETS"), the Company provides on-site integrated hazardous waste management services, including hazardous waste identification, packaging, removal and recycling services to industrial, institutional and governmental customers. Through its Chem-Nuclear Systems, Inc. wholly owned subsidiary (referred to herein, together with its subsidiaries, as "Chem-Nuclear"), the Company also furnishes radioactive waste management services, primarily to electric utilities and governmental entities.

  The Company provides comprehensive waste management and related services internationally, primarily through Waste Management International plc, a subsidiary owned approximately 56% by the Company and 12% each by the Company's Rust International Inc. and Wheelabrator Technologies Inc. subsidiaries (referred to herein, together with its subsidiaries, as "Waste Management International"). Waste Management International provides a wide range of solid and hazardous waste management and related environmental services (or has interests in projects or companies providing such services) in ten countries in Europe and in Argentina, Australia, Brazil, Brunei, Hong Kong, Indonesia, Israel, Malaysia, New Zealand, Taiwan and Thailand. Waste Management International also has an approximately 20% interest in Wessex Water Plc, an English publicly traded company providing water treatment, water distribution, wastewater treatment and sewerage services ("Wessex").

  Through Wheelabrator Technologies Inc. (referred to herein, together with its subsidiaries, as "WTI"), the Company provides a wide array of environmental products and services that are primarily utilized in meeting the needs of municipalities and industry for clean energy and clean water. WTI is an approximately 65%-owned subsidiary of the Company. During the second quarter of 1996 (through June 26, 1996), WTI repurchased approximately 15.4 million shares of its common stock under its stock repurchase program and, as a result, the Company's ownership of WTI increased from approximately 58% to approximately 65% during the quarter. WTI's clean energy group is a leading developer of facilities and systems for, and provider of services to, the trash-to-energy, energy, and independent power markets. Through the clean energy group, WTI develops, arranges financing for, operates and owns facilities that dispose of trash and other waste materials in an environmentally acceptable manner by recycling them into electrical or steam energy. Also within this group are business units which design, fabricate and install technologically advanced air pollution control and systems and equipment. WTI's clean water group is principally involved in the design, manufacture, operation and ownership of facilities and systems used to purify water, to treat municipal and industrial wastewater, to treat and manage biosolids resulting from the treatment of wastewater by converting them into useful fertilizers, and to recycle organic wastes into compost material useable for horticultural and agricultural purposes. The clean water group also designs and manufactures various products used in water and wastewater treatment facilities and industrial processes, precision profile wire screens for use in groundwater wells and other industrial and municipal applications, and certain other industrial equipment.

  Rust International Inc., a subsidiary owned approximately 60% by the Company and 40% by WTI (referred to herein, together with its subsidiaries, as "Rust"), furnishes environmental and infrastructure engineering and consulting services primarily to clients in federal, state and local government and in the chemical, petrochemical, nuclear, energy, utility, pulp and paper, manufacturing, environmental services and other industries. Rust also provides process engineering, construction, specialty contracting and related services through a business unit which Rust intends to sell or otherwise discontinue. On June 12, 1996, the Company announced that Rust closed the sale of its industrial process engineering and construction business based in Birmingham, Alabama to Raytheon Engineers & Constructors, Inc., a subsidiary of Raytheon Company. Rust also has an approximately 41% interest in NSC Corporation, a publicly traded provider of asbestos abatement and other specialty contracting services ("NSC"), and an approximately 37% interest in OHM Corporation, a publicly traded provider of environmental remediation services ("OHM").

  The Company also owns an approximately 19% interest in ServiceMaster Limited Partnership, a provider of management services, including management of health care, education and commercial facilities, and lawn care, pest control and other consumer services.

  The following table shows the respective revenues of the Company's major business groups for the last three years, excluding the revenues of Rust's process engineering, construction, specialty contracting and related services business, which is being sold or otherwise discontinued and is being treated as a discontinued operation, and including the revenues of the asbestos abatement services business of a former subsidiary through the May 1993 sale of that business and the revenues of the Rust remediation services business transferred to OHM through the date of the transfer in May 1995.

                                                 YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1993        1994        1995
                                            ----------  ----------  -----------
                                                     (000'S OMITTED)
Solid Waste Management and Related
 Services.................................  $4,702,166  $5,117,871  $ 5,642,857
Hazardous Waste Management and Related
 Services.................................     661,860     649,581      613,883
Engineering, Industrial and Related
 Services.................................   1,035,004   1,140,294    1,027,430
Trash-to-Energy, Water Treatment, Air
 Quality and Related Services.............   1,142,219   1,324,567    1,451,675
International Waste Management and Related
 Services.................................   1,411,211   1,710,862    1,865,081
Elimination of Intercompany Revenue.......    (316,344)   (388,470)    (353,309)
                                            ----------  ----------  -----------
Consolidated Revenue......................  $8,636,116  $9,554,705  $10,247,617
                                            ==========  ==========  ===========

  As a result of a strategic review begun in 1994, management and operations of the Company have been largely realigned on the basis of four principal global lines of business--waste services, clean energy, clean water and environmental and infrastructure engineering and consulting. The following table shows the respective revenues of these continuing lines of business (i.e., excluding revenues of Rust's process engineering, construction, specialty contracting and related services business) for the last three years.

                                                YEAR ENDED DECEMBER 31,
                                           -----------------------------------
                                              1993        1994        1995
                                           ----------  ----------  -----------
                                                    (000'S OMITTED)
Waste Services (including Scaffolding and
 Other On-Site Industrial Services)....... $7,457,371  $8,140,785  $ 8,634,836
Clean Energy..............................    804,016     888,037      893,513
Clean Water...............................    392,194     489,295      618,472
Environmental and Infrastructure
 Engineering and Consulting...............    298,879     425,058      454,105
Elimination of Intercompany Revenue.......   (316,344)   (388,470)    (353,309)
                                           ----------  ----------  -----------
Consolidated Revenue...................... $8,636,116  $9,554,705  $10,247,617
                                           ==========  ==========  ===========

  For information relating to expenses and identifiable assets attributable to the Company's major business groups, see Note 13 to the Company's Consolidated Financial Statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995. For interim periods, the revenues and net income of certain of the Company's businesses may fluctuate for a number of reasons, including there being for some businesses less activity during the winter months.

  Regulatory or technological developments relating to the environment may require companies engaged in environmental services businesses, including the Company, to modify, supplement or replace equipment and facilities at costs which may be substantial. Because certain of the businesses in which the Company is engaged are intrinsically connected with the protection of the environment and the potential discharge of materials into the environment, a material portion of the Company's capital expenditures is, directly or indirectly, related to such items. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 for a review of property and equipment expenditures by the Company for the last three years. The Company does not expect such expenditures, which are incurred in the ordinary course of business, to have a materially adverse impact on its and its subsidiaries' combined earnings or its or its subsidiaries' competitive position in the foreseeable future because the Company's businesses are based upon compliance with environmental laws and regulations and its services are priced accordingly.

  Although the Company strives to conduct its operations in compliance with applicable laws and regulations, the Company believes that in the existing climate of heightened legal, political and citizen awareness and concerns, companies in the environmental services industry, including the Company, will be faced, in the normal course of operating their businesses, with fines and penalties and the need to expend funds for remedial work and related activities with respect to waste treatment, disposal and trash-to-energy facilities. Where the Company concludes that it is probable that a liability has been incurred, a provision is made in the Company's financial statements for the Company's best estimate of the liability based on management's judgment and experience, information available from regulatory agencies and the number, financial resources and relative degree of responsibility of other potentially responsible parties who are jointly and severally liable for remediation of a specific site, as well as the typical allocation of costs among such parties. If a range of possible outcomes is estimated and no amount within the range appears to be a better estimate than any other, then the Company provides for the minimum amount within the range, in accordance with generally accepted accounting principles. Such estimates are subsequently revised, as necessary, as additional information becomes available. While the Company does not anticipate that the amount of any such revision will have a material adverse effect on the Company's operations or financial condition, the measurement of environmental liabilities is inherently difficult and the possibility remains that technological, regulatory or enforcement developments, the results of environmental studies, or other factors could materially alter this expectation at any time. Such matters could have a material adverse impact on earnings for one or more fiscal quarters or years.

  While in general the Company's environmental services businesses have benefited substantially from increased governmental regulation, the environmental services industry itself has become subject to extensive and evolving regulation by federal, state, local and foreign authorities. Due to the complexity of regulation of the industry and to public pressure, implementation of existing and future laws, regulations or initiatives by different levels of government may be inconsistent and difficult to foresee. In addition, the demand for certain of the Company's services may be adversely affected by the amendment or repeal or reduction in enforcement of federal, state and foreign laws and regulations on which the Company's businesses engaged in providing such services are dependent. Demand for certain of the Company's services may also be adversely affected by delays or reductions in funding, or failure of legislative bodies to fund, agencies or programs under such laws and regulations. The Company makes a continuing effort to anticipate regulatory, political and legal developments that might affect its operations but is not always able to do so. The Company cannot predict the extent to which any legislation or regulation that may be enacted, amended, repealed or enforced, or any failure or delay in enactment or enforcement of legislation or regulations or funding of agencies or programs, in the future may affect its operations.

  The Company was incorporated in Delaware in 1968 and subsequently succeeded to certain businesses owned by its organizers and others. The Company's common stock is listed on the New York Stock Exchange under the trading symbol "WMX" and is also listed on the Frankfurt Stock Exchange, the London Stock Exchange, the Chicago Stock Exchange and the Swiss Stock Exchanges in Basle, Zurich and Geneva.

                                USE OF PROCEEDS

  Except as otherwise set forth in the Prospectus Supplement relating to the Offered Debt Securities, net proceeds to be received by the Company from the sale of the Debt Securities will be used to retire outstanding indebtedness of the Company arising from the Company's issuance of commercial paper or other debt, to fund future acquisitions by the Company, to repurchase shares of the Company and its publicly-traded subsidiaries and for general corporate purposes. Pending any such application, the proceeds may be invested temporarily in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture (the "Indenture") dated as of June 1, 1993, between the Company and The Fuji Bank and Trust Company, as trustee (the "Trustee"). A copy of the Indenture has been incorporated by reference as an exhibit to the Registration Statements. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture (or of any Form of Debt Security which is adopted pursuant to the Indenture) are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

  The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the designation, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the percentage of their principal amount at which such Offered Debt Securities will be issued; (iii) the date on which the Offered Debt Securities will mature; (iv) the rate per annum at which the Offered Debt Securities will bear interest, if any; (v) the times at which such interest will be payable; and (vi) any redemption terms and other special terms. Reference is also made to the Prospectus Supplement relating to the Offered Debt Securities for information with respect to any additional covenants that may be included in the terms of such securities.

  The Debt Securities will be issued only in fully registered form without coupons, which form may be a Global Debt Security as described below. See "Book-Entry, Delivery and Form." The Company will not charge a service charge for any registration of transfer or exchange of Debt Securities but may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 2.6.)

  The Debt Securities will be direct obligations of the Company and will be unsecured. The Indenture does not restrict the amount of additional unsecured debt which the Company may incur.

  Some of the Debt Securities may be issued at a substantial discount below their stated principal amount. Certain federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY, DELIVERY AND FORM

  If the accompanying Prospectus Supplement so indicates, the Offered Debt Securities will be issued in the form of one or more fully registered global debt securities (each a "Global Debt Security"). Each Global Debt Security will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of DTC's nominee. DTC currently limits the maximum denomination of any single Global Debt Security to $200,000,000. Therefore for purposes hereof, "Global Debt Security" refers to the Global Debt Security or Global Debt Securities representing the entire issue of Offered Debt Securities.

  A Global Debt Security will represent all Offered Debt Securities issued on the same day and having the same terms, including, but not limited to, the same interest payment dates, rates of interest (if any), maturity and repayment and redemption provisions (if any). Ownership of beneficial interests in Global Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to interests of participants) and its participants (with respect to interests of persons other than participants). Payments of principal and interest on beneficial interests in Global Debt Securities will be made through the Trustee to DTC. Global Debt Securities will not be exchangeable for a certificate in definitive registered form ("Certificated Notes") and, except as set forth herein, will not otherwise be issuable in definitive form.

  Except as set forth below, the Global Debt Security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  DTC has advised the Company and any underwriters named in the accompanying Prospectus Supplement as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in each Participant's account, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of beneficial interests in Global Debt Securities under DTC's system must be made by or through Direct Participants, which will receive a credit for the beneficial interests in Global Debt Securities on DTC's records. The ownership interest of each actual purchaser of each beneficial interest in a Global Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of beneficial interests in Global Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Debt Securities, except in the event that use of the book-entry system for one or more Debt Securities is discontinued.

  To facilitate subsequent transfers, all Global Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Global Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Global Debt Securities within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor Cede & Co. will consent or vote with respect to Global Debt Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Global Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Global Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  A Beneficial Owner shall give notice to elect to have its interest in a Global Debt Security purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such interest in a Global Debt Security by causing the Direct Participant to transfer the Participant's interest, on DTC's records, to the Paying Agent. The requirement for physical delivery of Global Debt Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Global Debt Securities are transferred by a Direct Participant on DTC's records.

  DTC may discontinue providing its services as securities depositary with respect to the Global Debt Securities at any time by giving reasonable notice to the Company or the agents or underwriters involved in the sale of the Global Debt Securities. Under such circumstances, in the event that a successor securities depositary is not obtained, Certificated Notes will be printed and delivered in exchange for the Global Debt Securities held by DTC.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Certificated Notes will be printed and delivered in exchange for the Global Debt Securities held by DTC.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Neither the Company, the Trustee, any Paying Agent nor the registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

REDEMPTION AT THE OPTION OF THE HOLDERS IN CERTAIN CIRCUMSTANCES

  The Indenture provides, if such provision is made applicable to the Debt Securities of any series, that if, during the period beginning on the date of first public announcement by the Company or any other Person (including, without limitation, directors or officers of the Company) of an intention to effect or the occurrence of (whichever is the first to occur) a Restructuring Event and ending 90 days thereafter (or such longer period as the rating of the Debt Securities of such series shall be under publicly announced consideration by Moody's or Standard & Poor's), both Moody's and Standard & Poor's shall have
(A) lowered their rating of the Debt Securities of such series from an Investment Grade rating to a rating below Investment Grade, or (B) withdrawn an Investment Grade rating from and ceased to rate the Debt Securities of such series (a "Rating Event") (it being understood that, if the Debt Securities of such series are already rated below Investment Grade by Moody's or Standard & Poor's at the beginning of such period, a subsequent lowering or withdrawal of such rating shall not be deemed to be a Rating Event), the Company shall give notice of such Rating Event not more than 15 days after the occurrence of such Rating Event, to the trustee and to each Holder, together with the information referred to in the penultimate sentence of this paragraph (the "Put Option Notice"). Each Holder shall have the option (the "Put Option") exercisable during the period of 30 days commencing on the date such Put Option Notice is given (the "Option Period") to have all his Debt Securities of such series (or any portion thereof designated by such Holder and having an aggregate principal amount of $1,000 or a whole multiple thereof) redeemed on the date falling 15 days after the end of the Option Period, or if such day is not a Business Day, on the next succeeding Business Day (the "Payment Date"), at their principal amount together with interest accrued to the Payment Date. To exercise the Put Option, a Holder must deliver to the Company or the Put Agent, if any, on or before the end of the Option Period, (i) written notice of such Holder's exercise of such Put Option, which notice shall set forth expressly the name and address of such Holder and the aggregate principal amount of Debt Securities of such series with respect to which such Put Option is exercised and (ii) the Debt Security or Debt Securities of such series as to which such Holder is exercising such Put Option, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Put Agent, if any, duly executed by such Holder or his attorney duly authorized in writing. Once a Holder has exercised his Put Option, such exercise may not be withdrawn without the prior written consent of the Company. The Company shall include in the Put Option Notice a statement of facts showing that a Rating Event has occurred (including details of the first public announcement, or (as the case may be) the occurrence, of the Restructuring Event) and a statement to the effect that each Holder has the benefit of the Put Option referred to above and shall also specify the dates of the Option Period, the Payment Date, the fact that interest will cease to accrue on and after the Payment Date, the Put Agent, if any, and the manner in which Holders will be able to exercise the Put Option. Notwithstanding the foregoing, the Company need not give the Put Option Notice, and Holders shall not have a Put Option, with respect to a Rating Event if either Moody's or Standard & Poor's shall have publicly announced that such Rating Event was solely the result of events or circumstances wholly unrelated to a Restructuring Event. (Article 10.)

  For the purposes of this provision, the following terms shall have the following meanings:

    (i) "Restructuring Event" means any of the following: (1) any Person becoming the Beneficial Owner of Voting Stock of the Company having more than 30 percent of the voting power or all of the then outstanding Voting Stock of the Company; (2) individuals who are not Continuing Directors constituting a majority of the Board of Directors of the Company; (3) the Company consolidating with or merging into any other Person, or any other Person consolidating with or merging into the Company, pursuant to a transaction in which capital stock of the Company then outstanding (other than capital stock held by the Company or capital stock held by any Person which is a party to such consolidation or merger) is changed or exchanged;
  (4) the Company, in one transaction or a series of related transactions, conveying, transferring or leasing, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (other than to a wholly owned subsidiary of the Company); or (5) the Company or any of its Subsidiaries paying or effecting a dividend or distribution (including by way of recapitalization or reclassification) in respect of its capital stock (other than solely to the Company or any of its wholly owned subsidiaries and other than solely for capital stock of the Company), or purchasing, redeeming, retiring, exchanging or otherwise acquiring for value any of its capital stock (other than solely from the Company or any of its wholly owned subsidiaries and other than solely for capital stock of the Company), if the cash and Fair Market Value of the securities and assets paid or distributed (except to the Company or any Subsidiary) in connection therewith (determined on the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition), together with the cash and Fair Market Value of the securities and assets paid or distributed in connection with all other such dividends, distributions, purchases, redemptions, retirements, exchanges and acquisitions effected (except as received by the Company or any Subsidiary) within the 12-month period preceding the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition (any such Fair Market Value being determined on the respective record or effective dates for such other dividends, distributions, purchases, redemptions, retirements, exchanges and acquisitions), exceeds 30 percent of the aggregate Fair Market Value of all capital stock of the Company outstanding on the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition (determined on such record or effective date);

    (ii) "Moody's" means Moody's Investors Service, Inc. and "Standard & Poor's" means Standard & Poor's Corporation or, in either case, any of their respective successors carrying on substantially the same business of providing ratings for securities as carried on by the predecessor corporation;

    (iii) "Investment Grade" means a rating of at least Baa3 (or the equivalent thereof), in the case of a rating by Moody's, and a rating of at least BBB- (or the equivalent thereof), in the case of a rating by Standard & Poor's.

  If such provision is made applicable to the Debt Securities of any series, the Board of Directors will have no authority under the Indenture to waive such provision.

  The Company has agreed that for so long as any of the Debt Securities of such series are outstanding and the Put Option has not arisen, it shall provide such information, pay such customary rating service fees and related expenses and take all other reasonable action as shall be necessary or appropriate to enable each of Moody's and Standard & Poor's to provide a rating of the Debt Securities of such series. There can be no assurance that the Company will have available funds for redemption of Debt Securities on the Payment Date.

  The Company will comply with Section 14(e) under the 1934 Act to the extent applicable, and any other tender offer rules under the 1934 Act which may then be applicable, in connection with any obligation of the Company to purchase Offered Debt Securities at the option of the holders thereof as described above. Any such obligation applicable to a series of Debt Securities will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

MERGERS AND SALES OF ASSETS BY THE COMPANY

  The Company may consolidate with or merge into any other corporation, or transfer or lease all or substantially all of its assets to another corporation, provided that (i) the corporation formed by such consolidation or into which the Company is merged or the corporation to which all or substantially all of the Company's assets are transferred or leased shall expressly assume the payment of the principal of the Debt Securities and the performance of the other covenants of the Company under the Debt Securities and the Indenture, and (ii) no Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default, shall exist immediately after such transaction. (Section 5.1.)

LIMITATION ON SECURITY INTERESTS

  The Company covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness if such Indebtedness is secured by a Security Interest upon any property or assets of the Company or a Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Debt Securities equally and ratably with (or prior to) such Indebtedness. The foregoing restriction does not apply to (i) any Security Interest on any property acquired, constructed, developed or improved which is created or assumed within 120 days after such acquisition, construction, development or improvement, or the commencement of operation or use of such property, to secure or provide for the payment of the purchase price or cost thereof; (ii) any Security Interest existing on property at the time it is acquired, or any conditional sales agreement or other title retention agreement with respect to property acquired, by the Company or a Restricted Subsidiary, any Security Interest existing on any property or shares of stock of a corporation or firm at the time it is merged into or consolidated with, or sells, leases or disposes of its property as an entirety to, the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary, or any Security Interest existing on the property, assets or capital stock of any successor to the Company; provided, in each case, that such Security Interest shall not apply to any property or assets theretofore owned by the Company or a Restricted Subsidiary; (iii) any mechanics', materialmen's, carriers' or other similar liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith; (iv) any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or similar body, which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license; (v) any Security Interest for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;
(vi) any Security Interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereon is stayed; (vii) any landlord's lien on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business; (viii) any Security Interest securing an obligation issued by the United States or any state or any political subdivision thereof in connection with financing the cost of construction or acquisition of property; (ix) any Security Interest arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law; (x) any Security Interest that secures any Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; and (xi) extensions, renewals or refundings of the foregoing. (Section 4.4.)

  The foregoing restriction does not apply to the creation, incurrence, assumption or sufferance by the Company or any Restricted Subsidiary of Indebtedness secured by a Security Interest that would otherwise be subject to such restriction up to an aggregate amount which, together with all other Indebtedness secured by Security Interests (not including secured Indebtedness permitted under the foregoing exceptions) and the Attributable Debt (generally defined as discounted net rental payments) associated with Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions the proceeds of which have been or will be applied as set forth in clause (c) or (d) of the next succeeding caption "Limitation on Sale and Leaseback Transactions", other than Sale and Leaseback Transactions in which the property involved would have been permitted to be secured under clause (i) of the immediately preceding paragraph and other than Sale and Leaseback Transactions between the Company and a Subsidiary), does not exceed 20% of the consolidated net worth of the Company and its Subsidiaries as shown on the latest available published consolidated balance sheet of the Company and its Subsidiaries. (Section 4.4.)

  The Indenture defines "Restricted Subsidiary" as any Subsidiary (other than any Subsidiary of which the Company owns less than all of the outstanding voting stock) principally engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the storage, collection, transfer, interim processing or disposal of waste within the United States or Canada, or which the Company designates as a Restricted Subsidiary.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

  The Company covenants in the Indenture that neither it nor any Restricted Subsidiary will enter into any arrangement (other than with a Subsidiary) providing for the leasing to the Company or any Restricted Subsidiary of any property (except for temporary leases for a term, including renewals, of not more than three years and except for leases between the Company and any Restricted Subsidiary or between any

Restricted Subsidiaries) which has been or is to be sold by the Company or such Restricted Subsidiary to the lessor unless (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Security Interest on the property to be leased without securing the Debt Securities under clause (i) of the first paragraph under the preceding caption "Limitation on Security Interests", (b) the Attributable Debt associated therewith would be an amount permitted under the second paragraph under the preceding caption, (c) the Company applies an amount equal to the fair value (as determined by the Board of Directors) of such property to the retirement of Debt Securities or certain funded debt of the Company or a Restricted Subsidiary, or (d) the Company enters into a bona fide commitment to expend for the acquisition or capital improvement of an Important Property an amount at least equal to the fair value of such property. (Section 4.5.)

LIMITATION ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES

  The Company covenants in the Indenture that it will not permit any Restricted Subsidiary (a) to create, assume or suffer to exist any funded debt other than
(i) funded debt secured by a Security Interest which is permitted to such Restricted Subsidiary under the limitations set forth under the preceding caption "Limitation on Security Interests," (ii) funded debt owed to the Company or any Subsidiary, (iii) funded debt of a corporation or other entity existing at the time it becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or other entity, (iv) funded debt of a corporation or other entity assumed by the Company or a Restricted Subsidiary in the acquisition of all or a portion of the business of such corporation or other entity, (v) funded debt existing as of the date of the Indenture, or (vi) funded debt created in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of, any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to the Company on substantially the same terms as such Restricted Subsidiary, or (b) to guarantee, directly or indirectly through any arrangement which is substantially the equivalent of a guarantee, any funded debt except for (i) guarantees existing as of the date of the Indenture, (ii) guarantees which, as of the date of the Indenture, a Restricted Subsidiary is obligated to give,
(iii) guarantees issued to the Company or any Restricted Subsidiary or (iv) guarantees of funded debt which is permitted to a Restricted Subsidiary under the preceding clause (a).

  Notwithstanding the foregoing, any Restricted Subsidiary may create, assume or guarantee funded debt in addition to that permitted under the preceding paragraph, and renew, extend or replace such funded debt, provided that at the time of such creation, assumption, guarantee, renewal, extension or replacement, and after giving effect thereto, funded debt of Restricted Subsidiaries not otherwise permitted pursuant to provisions described in the preceding paragraph does not exceed 10% of the consolidated net worth of the Company and its Subsidiaries as shown on the latest available published consolidated balance sheet of the Company and its Subsidiaries. (Section 4.6.)

EVENTS OF DEFAULT; NOTICE AND WAIVER

  The Indenture provides that, if an Event of Default specified therein occurs and is continuing with respect to any series of Debt Securities, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of the series may declare the principal of such series (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series), to be immediately due and payable. (Section 6.2.)

  Events of Default with respect to any series of Debt Securities are defined as: (i) default in the payment of interest on such Debt Securities which has continued for a period of 30 days, (ii) default in the payment of principal on such Debt Securities when such becomes due and payable, (iii) failure by the Company to comply with any of its other agreements in the Debt Securities of such series or in the Indenture upon the specified notice to the Company of such default by the Trustee or by the Holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of the series, and the Company's failure to cure such Default with 60 days after receipt of such notice, or (iv) certain events of bankruptcy or insolvency. (Section 6.1.)

  The Trustees shall mail to the Holders of each series of Debt Securities a notice of any continuing Default known to the Trustee with respect to such series within 90 days of the occurrence of such Default, but the Trustee may withhold from such Holders such notice as to any Default other than a Default in any payment on any Debt Security if the Trustee determines in good faith that the withholding of such notice is in the interests of such Holders. (Section 7.5.)

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series shall have made written request to the Trustee to institute such proceeding as Trustee, (iii) such Holders have offered to the Trustee indemnity satisfactory to the Trustee, (iv) the Trustee shall not have complied with the request within 60 days after receipt of the request and offer of indemnity, and (v) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with such request within such 60 day period. A Holder of any series may not use the Indenture to prejudice the rights of another Holder of that series or to obtain a preference or priority over another Holder of that series. (Section 6.6.) The Holder of any Debt Security, however, has an absolute right to receive payment of the principal of such Debt Security, and any interest thereon, on or after the due date expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 6.7.) The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, with proper notice to the Trustee, waive an existing Default other than a Default in any payment of the principal of, or any interest on, such Debt Security of that series. (Section 6.4.)

  The Company will be required to furnish to the Trustee annually a statement as to any default by the Company in the performance and observance of its obligations under the Indenture. (Section 4.3.)

MODIFICATION

  The Company and the Trustee may amend the Indenture or the Debt Securities of any series with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by the amendment. However, without the consent of the Holder of each Debt Security affected thereby, no amendment may, among other things: (i) reduce the amount of Debt Securities whose Holders must consent to an amendment; (ii) reduce the rate or change the time for payment of interest on any such Debt Security; (iii) reduce the principal of or change the fixed maturity of any such Debt Security; or (iv) make any such Debt Security payable in money other than that stated in the Debt Security. (Section 9.2.)

DEFEASANCE AND DISCHARGE

  The Indenture provides that the Company and the Trustee may, without the consent of the Holders, execute a supplemental indenture to provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain a paying agency and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations or both, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any interest on, and any mandatory sinking fund or analogous payments in respect of, the Debt Securities of that series on the date such amounts are due and payable, in accordance with the terms of the Indenture and such Debt Securities. Such a supplemental indenture may only be executed if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to the Holders. The provisions of such a supplemental indenture will not be applicable to any series of Debt Securities then listed on the New York Stock Exchange if the provision would cause that series to be delisted as a result thereof. (Section 9.1.)

DEFEASANCE OF CERTAIN COVENANTS

  The terms of the Debt Securities may provide the Company with the option to omit to comply with the covenants described under the headings "Limitation on Security Interests", "Limitation on Sale and Lease-back Transactions" and "Limitation on Funded Debt of Restricted Subsidiaries" above. If such terms make such option available with respect to the Debt Securities of any series, the Company, in order to exercise such option, will be required to deposit with the Trustee, in trust, money or U.S. Government Obligations or both, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any interest on, and any mandatory sinking fund or analogous payments in respect of, the Debt Securities of that series on the date such amounts are due and payable, in accordance with the terms of the Indenture and such Debt Securities. The Company must also deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of such Debt Securities to recognize income, gain or loss for federal income tax purposes. (Section 4.7.)

INFORMATION CONCERNING THE TRUSTEE

  The Fuji Bank and Trust Company is the Trustee under the Indenture. The Company has issued various series of debt securities under the Indenture, as well as another indenture pursuant to which the Trustee is trustee. The Company maintains deposit accounts and conducts other banking transactions with the Trustee in the ordinary course of business.

  Under the Indenture, the Trustee is required to transmit annual reports to all Holders regarding its eligibility and qualifications as Trustee under the Indenture and certain related matters. (Section 7.6.)

  Subject to certain exceptions, the Holders of a majority in aggregate principal amount of outstanding Debt Securities of any series may direct the Trustee in its exercise of the trust and powers conferred upon it by the Indenture (Section 6.5.), and may remove the Trustee with the giving of proper notice. (Section 7.8.)

                              PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser or (iii) through agents. The Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities are named in the Prospectus Supplement relating to such offering and, if in an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt

Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased.

  The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

  Certain legal matters in connection with this offering will be passed upon from the Company by Herbert A. Getz, General Counsel of the Company, and for any underwriters or agents by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603. Mayer, Brown & Platt acts as counsel for the Company from time to time on other matters.

                                    EXPERTS

  The audited consolidated financial statements and schedule of WMX Technologies, Inc. and subsidiaries for the year ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PRO-SPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Use of Proceeds............................................................ S-2
Important Currency Information............................................. S-2
Description of Notes....................................................... S-2
Certain Currency Risks..................................................... S-17
Certain United States Federal Tax Considerations........................... S-19
Plan of Distribution....................................................... S-25
Legal Opinions............................................................. S-25

                                  PROSPECTUS

Available Information......................................................    2
Documents Incorporated by Reference........................................    2
WMX Technologies, Inc. ....................................................    3
Use of Proceeds............................................................    6
Description of Debt Securities.............................................    6
Plan of Distribution.......................................................   14
Legal Opinions.............................................................   15
Experts....................................................................   15

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                     LOGO

                            WMX TECHNOLOGIES, INC.

                              U.S. $1,200,000,000

   MEDIUM-TERM NOTES, SERIES D DUE FROM NINE MONTHS TO 60 YEARS FROM DATE OF
                                     ISSUE

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                              MERRILL LYNCH & CO.

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                                 JULY   , 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The registrant estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

     Securities and Exchange Commission registration fee.............. $344,828
     Printing expenses................................................   10,000
     Accountants' fees and expenses...................................   10,000
     Legal fees and expenses..........................................   10,000
     Blue Sky fees and expenses.......................................   10,000
     Trustee fees.....................................................    1,500
     New York Stock Exchange listing fee (if listed)..................  150,000
     Rating Agency fees...............................................  270,000
     Miscellaneous....................................................   15,000
                                                                       --------
       Total.......................................................... $821,328
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of Delaware empowers the registrant to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving as such with respect to another corporation at the request of the registrant. The General Corporation Law of Delaware also provides that the registrant may purchase indemnification insurance on behalf of any such director, officer, employee or agent. Article Twelfth of the registrant's Restated Certificate of Incorporation and Section 6 of Article VII of the registrant's by-laws provide for the indemnification by the registrant of each director, officer, employee or agent of the registrant to the full extent permitted by the General Corporation Law of Delaware.

  Under an insurance policy maintained by the registrant, the directors and officers of the registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

  The proposed form of Underwriting Agreement--Basic Provisions incorporated by reference as Exhibit 1(a) and the proposed form of Distribution Agreement incorporated by reference as Exhibit 1(b) to this Registration Statement provide for indemnification of the registrant's directors and its officers who signed the Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

  A list of the exhibits included or incorporated by reference as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits, and is hereby incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by a Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

    (7) For the purpose of determining any liability under the Security Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT, OR AMENDMENT THERETO, TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN OAK BROOK, ILLINOIS ON JUNE 26, 1996.

                                          WMX Technologies, Inc.

                                                   /s/ Dean L. Buntrock
                                          By __________________________________
                                             DEAN L. BUNTROCK, Chairman of the
                                                           Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT, OR AMENDMENT THERETO, HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                         TITLE                 DATE

        /s/ Dean L. Buntrock            Director and Chairman of
- -------------------------------------    the Board
          DEAN L. BUNTROCK

        /s/ Jerry E. Dempsey            Director
- -------------------------------------
          JERRY E. DEMPSEY

        /s/ Phillip B. Rooney           Director and Chief
- -------------------------------------    Executive Officer
          PHILLIP B. ROONEY

         /s/ Donald F. Flynn            Director
- -------------------------------------
           DONALD F. FLYNN

        /s/ Peter H. Huizenga           Director
- -------------------------------------
          PETER H. HUIZENGA

          /s/ Peer Pedersen             Director
- -------------------------------------
            PEER PEDERSEN                                            June 26,
                                                                      1996

        /s/ James R. Peterson           Director
- -------------------------------------
          JAMES R. PETERSON

     /s/ Alexander B. Trowbridge        Director
- -------------------------------------
       ALEXANDER B. TROWBRIDGE

      /s/ Howard H. Baker, Jr.          Director
- -------------------------------------
        HOWARD H. BAKER, JR.

        /s/ H. Jesse Arnelle            Director
- -------------------------------------
          H. JESSE ARNELLE

    /s/ Pastora San Juan Cafferty       Director
- -------------------------------------
      PASTORA SAN JUAN CAFFERTY

        /s/ James B. Edwards            Director
- -------------------------------------
          JAMES B. EDWARDS

          /s/ Thomas C. Hau             Vice President and
- -------------------------------------    Principal Accounting
            THOMAS C. HAU                Officer

         /s/ James E. Koenig            Senior Vice President,
- -------------------------------------    Treasurer and Principal
           JAMES E. KOENIG               Financial Officer

                             WMX TECHNOLOGIES, INC.

                                 EXHIBIT INDEX

                             NUMBER AND DESCRIPTION OF EXHIBIT
                             ---------------------------------
  1(a) Form of proposed Underwriting Agreement--Basic Provisions, including Terms
       Agreement (incorporated by reference to Exhibit 1 to registrant's registration statement on Form S-3, Registration No. 33-30190)
  1(b) Form of proposed Distribution Agreement (incorporated by reference to
       Exhibit 1(b) to registrant's registration statement on Form S-3,
       Registration No. 33-38746)
  2    None
  4(a) Indenture dated as of June 1, 1993 between the Company and The Fuji Bank and
       Trust Company, as Trustee (incorporated by reference to Exhibit 4 to registrant's Form 8-K Current Report dated July 15, 1993, registrant file
       no. 1-7327)
  4(b) Form of Fixed Rate Note (incorporated by reference to Exhibit 4(b) to registrant's Form 8-K Current Report dated December 12, 1990, registrant file no. 1-7327)
  4(c) Form of Debenture (incorporated by reference to Exhibit 4(c) to registrant's registration statement on Form S-3, Registration No. 33-30190)
  5    Opinion of Herbert A. Getz, Senior Vice President, General Counsel and
       Secretary, including consent
  8    Opinion of Bell, Boyd & Lloyd as to certain tax matters, including consent
 12(a) Computation of Ratio of Earnings to Fixed Charges for the years ended
       December 31, 1991, 1992, 1993, 1994 and 1995 (incorporated by reference to
       Exhibit 12 to registrant's Annual Report on Form 10-K for the year ended
       December 31, 1995, registrant file no. 1-7327)
 12(b) Computation of Ratio of Earnings to Fixed Charges for the three-month periods ended March 31, 1995 and 1996 (incorporated by reference to Exhibit
       12 to registrant's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1996, registrant file no. 1-7327)
 15    None
 23(a) Consent of Herbert A. Getz, Senior Vice President, General Counsel and
       Secretary (included in Exhibit 5)
 23(b) Consent of Independent Public Accountants
 23(c) Consent of Bell, Boyd & Lloyd (included in Exhibit 8)
 25    Statement of Eligibility of Trustee on Form T-1
 26    None
 27    None
 28    None